Exhibit 10.25
 Split-Dollar Agreement between NBT Bancorp Inc., NBT Bank, National Association and Daryl R. Forsythe made January 25, 2002.

                             SPLIT-DOLLAR AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into as of this 25th day of January, 2002, by and among NBT Bancorp Inc., a Delaware corporation, and NBT Bank, N.A., a national banking association organized under the laws of the United States (collectively, the "Bank"), and Daryl R. Forsythe, an individual residing in the State of New York (the "Employee").

     WHEREAS, the Employee is employed by the Bank as its president and chief executive officer;

     WHEREAS, the Employee wishes to provide additional life insurance protection for his family in the event of his death;

     WHEREAS, the Bank is willing to pay the premiums due on a policy of life insurance as an employment benefit for the Employee, on the terms and conditions hereinafter set forth;

     WHEREAS, the Bank and the Employee have applied for Insurance Policy Number 28105185 on the life of the Employee (the "Policy") from New England Financial (the "Insurer") in the face amount of $1,500,000, pursuant to which the Bank will be the owner of the Policy;

     WHEREAS, the Bank and the Employee agree to make the Policy subject to this Agreement; and

     WHEREAS, it is understood and agreed that this Agreement is to be effective as of the date on which the Policy is issued by the Insurer.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

1. INSURANCE POLICY. The Bank shall purchase the Policy from the Insurer and shall be the sole and absolute owner of the Policy. The parties agree that the Policy shall be subject to the terms of this Agreement and of the endorsement to the Policy filed with the Insurer to implement the provisions of this Agreement. The Bank may exercise all ownership rights granted to the owner of the Policy by the terms thereof, except as otherwise provided in this Agreement. The Bank shall be the direct beneficiary of the total death proceeds, less $ 1,000,000 (the "Bank's Interest in the Policy"). The Bank will keep possession of the Policy. The Bank agrees to make the Policy available at reasonable times to the Employee or the Insurer for the purpose of endorsing or filing any change of beneficiary on the Policy for the portion of the death proceeds that is in excess of the Bank's Interest in the Policy, but the Policy shall thereafter be promptly returned to the Bank. Any indebtedness on the Policy will first be deducted from the proceeds payable to the Bank. Also, any collateral assignment made by the Bank will be deducted from the proceeds payable to it. The Employee shall be entitled to designate the beneficiary or beneficiaries of the remainder of the Policy death proceeds in excess of the Bank's Interest in the Policy.

2. ELECTION OF SETTLEMENT OPTION AND BENEFICIARY. By notice to the Bank, the Employee may select the settlement option for payment of, and the beneficiary or beneficiaries to receive, the portion of the death benefit provided under the Policy in excess of the Bank's Interest in the Policy. Upon receipt of such notice, the Bank shall execute and deliver to the Insurer the forms necessary to elect the requested settlement option and to designate the requested person, persons or entity as the beneficiary or beneficiaries to receive such portion of the death proceeds of the Policy. The parties hereto agree to take all actions necessary to cause the beneficiary designation and settlement election provisions of the Policy to conform to the provisions hereof. The Bank shall not terminate, alter or amend such designation or election without the express written consent of the Employee.

3. POLICY DIVIDENDS. Any dividend declared on the Policy shall be applied to reduce premiums on the Policy.

4. PAYMENT OF PREMIUMS. The Bank shall pay a sufficient amount of premiums to the Insurer to maintain the Policy in force, and shall, upon request, provide evidence to the Employee that the Policy remains in force. The Bank shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, as a result of the insurance protection provided the Employee.

5. LIMITATION ON THE BANK'S RIGHTS IN THE POLICY. The Employee will have rights set out in Section 2 hereof with respect to the death benefit provided under the Policy in excess of the Bank's Interest in the Policy. The Bank shall not sell, surrender, change the insured or assign or transfer ownership of the Policy except after termination of the Agreement pursuant to Section 6 hereof, other than for the purpose of obtaining a loan against the Policy. The aggregate amount of such loans, together with the unpaid interest accrued thereon, will at no time exceed the lesser of (a) the Bank's Interest in the Policy or (b) the loan value of the Policy as determined by the Insurer. The Bank will not take any action dealing with the Insurer that would impair any right or interest of the Employee in the Policy. Without limiting the foregoing, following termination of this Agreement, to the extent permitted by the Policy, the Bank may designate any officer or other employee of the Bank as the insured under the Policy and may continue this Agreement with such officer or employee. The exercise by the Bank of the right to surrender the policy or to change the insured will terminate the rights of the Employee in the Policy.

6.   TERMINATION OF THE AGREEMENT DURING THE EMPLOYEE'S LIFETIME. This
Agreement may be terminated at any time while the Employee is living by a written instrument signed by the Bank and the Employee, provided, that the Bank may terminate this Agreement by written notice to the Employee at any time after the Employee has ceased to be the Chairman of the Bank other than because of his death; and, in any event, this Agreement will terminate upon termination of the Employee's employment with the Bank for any reason whatsoever other than Employee's death.

7. INSURER NOT A PARTY. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the beneficiary designation executed by the Bank and filed with the Insurer in connection herewith. The Insurer shall not be obligated to inquire as to the distribution of any monies payable or paid by it under the Policy on the Employee's life pursuant to the terms of this Agreement.

8. ASSIGNMENT BY THE EMPLOYEE. Notwithstanding any provision hereof to the contrary, the Employee shall have the right to absolutely and irrevocably assign by gift all of his right, title and interest in and to this Agreement and to the Policy to an assignee. This right shall be exercisable by the execution and delivery to the Bank of a written assignment, in the form provided by the Bank. Upon receipt of such written assignment executed by the Employee and duly accepted by the assignee thereof, the Bank shall consent thereto in writing, and shall thereafter treat the Employee's assignee as the sole owner of all of the Employee's right, title and interest in and to this Agreement and in and to the Policy. Thereafter the Employee shall have no right, title or interest in and to this Agreement or the Policy, all such rights being vested in and exercisable only by such assignee.

9. NAMED FIDUCIARY, DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION.

     a. The Bank is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

     b.   (1) Claim.

     A    person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Bank, setting forth his or his claim. The request must be addressed to the general counsel of the Bank at its then principal place of business.

     (2)  Claim Decision.

     Upon receipt of a claim, the Bank shall advise the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such period. The Bank may, however, extend the reply period for an additional 90 days for reasonable cause.

     If the claim is denied in whole or in part, the Bank shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or his claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection (3) and for review under subsection (4) hereof.

     (3)  Request for Review.

     Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Bank review the determination of the Bank. Such request must be addressed to the general counsel of the Bank, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Bank. If the Claimant does not request a review of the Bank's determination within such 60 day period, he or she shall be barred and estopped from challenging the Bank's determination.

     (4)  Review of Decision.

     Within 60 days after the general counsel's receipt of a request for review, he or she will review the Bank's determination. After considering all materials presented by the Claimant, the general counsel will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the 60 day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

10. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instr-ument signed by the parties hereto, or their respective successors or assigns, and may not be other-wise terminated except as provided herein.

11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns, and the Employee, his successors, assigns, heirs, executors, administrators and beneficiaries.

12. NOTICES. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of notice, consent or demand.

13. GOVERNING LAW. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the United States, to the extent applicable, and otherwise by the laws of the State of New York applicable to contracts entered into and performed wholly within its borders.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

                                       NBT  BANCORP  INC.


                                       -----------------------------------------
                                       By:  /S/  Andrew  S.  Kowalczyk  ,  Jr.
                                            ----------------------------------
                                       Title:  Chairman  Compensation  Committee
                                               ---------------------------------

                                       NBT  BANK,  N.A.


                                       -----------------------------------------
                                       By:  /S/  Michael  J.  Chewens
                                            -------------------------
                                       Title:  CFO  &  Secretary
                                               -----------------

                                       DARYL  R.  FORSYTHE

                                       /S/  Daryl  R.  Forsythe
                                       ------------------------